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                                                                    Exhibit 23.1


                           CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about April 15, 1996) pertaining to the 1996 Nonqualified Stock Option Plan of Mid Atlantic Medical Services, Inc. of our report dated February 23, 1996, with respect to the consolidated financial statements and schedule of Mid Atlantic Medical Services, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission


                                                /s/ Ernst & Young LLP
                                                _________________________
                                                   Ernst & Young LLP

     Washington, D.C.
     April 8, 1996
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